Exhibit 99.1

BLUE COAT REPORTS FINANCIAL RESULTS FOR SECOND QUARTER

ENDED OCTOBER 31, 2007

Achieves Record Net Revenue and 18% Sequential Quarterly Growth

SUNNYVALE, Calif., November 20, 2007 – Blue Coat Systems, Inc. (NASDAQ: BCSI), a leader in WAN Application Delivery and Secure Web Gateway, today reported its financial results for its second quarter of fiscal 2008 ended October 31, 2007. Net revenue for the second fiscal quarter of 2008 was $73.4 million, an increase of 85% compared to net revenue of $39.7 million for the same quarter last year and an 18% increase compared to net revenue of $62.4 million in the prior quarter.

On a GAAP basis, the Company reported net income of $7.0 million, or $0.17 per diluted share, in the second quarter of fiscal 2008, compared to net income of $2.6 million, or $0.07 per diluted share in the first quarter of fiscal 2008. Net income in the second quarter of fiscal 2008 includes $4.0 million in stock-based compensation expense, $0.7 million in expenses associated with the stock option investigation, $0.4 million in amortization of intangible assets, and approximately $0.3 million related to legal settlement expenses. In the first quarter of fiscal 2008, net income included $3.3 million in stock-based compensation expense, $1.9 million in expenses associated with the stock option investigation, and $0.4 million in amortization of intangible assets.

The Company reported non-GAAP net income of $12.4 million, or $0.30 per diluted share, in the second quarter of fiscal 2008, compared to non-GAAP net income of $8.3 million, or $0.21 per diluted share in the first quarter of fiscal 2008.

“It is becoming increasingly evident that the WAN optimization market is evolving in a way that favors our unique approach to stopping the bad and accelerating the good,” said Brian NeSmith, president and chief executive officer, Blue Coat Systems. “Our momentum demonstrates that the market is beginning to understand and insist on solving the broader, more strategic issues in application delivery.”

Blue Coat ended the quarter on October 31, 2007, with cash, cash equivalents, short-term investments, and restricted investments totaling $152.4 million, an increase of $34.4 million from the prior quarter.

The non-GAAP financial measures presented above exclude stock-based compensation expense, expenses associated with the stock option investigation and related restatement of the Company’s consolidated financial statements, amortization of intangible assets, and legal settlement expenses. Refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP net income and earnings per share.

Financial Outlook

For the fiscal quarter ending January 31, 2008, the Company currently anticipates net revenue in the range of $78—$81 million. On a non-GAAP basis, which excludes the amortization of intangible assets, stock-based compensation expense, and expenses associated with the stock option investigation, earnings per share is expected to be between $0.31—$0.35 per diluted share.

About Non-GAAP Financial Measures

Blue Coat uses the non-GAAP financial measures of income discussed above for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share. These measures are not in accordance with, or an alternative to, GAAP. The measures are intended to supplement GAAP financial information, and may be different from non-GAAP financial measures used by other companies. Blue Coat believes that these measures provide useful information to its management, board of directors and investors regarding its ongoing operating activities and business trends related to its financial condition and results of operations. Blue Coat believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain items, such as stock-based compensation expense, expenses related to the stock option investigation and restatement of the Company’s consolidated financial statements, amortization of intangible assets, restructuring expense, and legal settlement expenses. In addition, the Company’s management and board of directors use certain non-GAAP financial measures in developing operating budgets and in reviewing the Company’s financial results of operations since items such as stock-based compensation expense, expenses related to the stock option investigation and related restatement of the Company’s consolidated financial statements, amortization of intangible assets, restructuring expense, and legal settlement expenses are not considered to impact current resource allocation decisions. The Company believes that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Conference Call & Webcast

The Company will host a conference call today at 5:00 a.m. Pacific Time (8:00 a.m. Eastern Time). Participants should call (612) 332-0932 with the passcode: 893289. A replay of the call will be available starting Tuesday, November 20, 2007 at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time), and can be accessed by calling (320) 365-3844 with the passcode: 893289. An audio Webcast of the call will also be available at http://www.bluecoat.com/aboutus/investor_relations.

About Blue Coat Systems

Blue Coat secures Web communications and accelerates business applications across the distributed enterprise. Blue Coat’s family of appliances and client-based solutions – deployed in branch offices, Internet gateways, end points, and data centers – provide intelligent points of policy-based control enabling IT organizations to optimize security and accelerate performance between users and applications. Blue Coat has installed more than 40,000 appliances worldwide. Blue Coat is headquartered in Sunnyvale, California, and can be reached at (408) 220-2200 or www.bluecoat.com.

# # #

FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding the Company’s expected net revenue, non-GAAP net income and non-GAAP earnings per share in the third fiscal quarter of 2008; and statements regarding Blue Coat Systems’ expectations, beliefs, intentions or strategies regarding future events, economic and industry conditions, and market acceptance of its products. All forward-looking statements included in this press release are based upon information available to Blue Coat Systems as of the date hereof, and Blue Coat Systems assumes no obligation to update any such forward-looking statements. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to the risks described in the “Risk Factors” section of the Company’s annual report on Form 10-K for the fiscal year ended April 30, 2007 and Form 10-Q for the quarter ended July 31, 2007.

Media Contact:	Steve Schick	Investor Contact:	Carla Chun
	Blue Coat Systems		Blue Coat Systems
	steve.schick@bluecoat.com		carla.chun@bluecoat.com
	408-220-2076		408-220-2318

BLUE COAT SYSTEMS, INC.

Table 1

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended October 31,
	October 31, 2007	July 31, 2007	October 31, 2006
				2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue:
Product	$56,709	$48,076	$30,307	$104,785	$57,567
Service	16,716	14,327	9,398	31,043	18,553

Total net revenue	73,425	62,403	39,705	135,828	76,120
Cost of net revenue:
Product	10,815	9,819	7,029	20,634	14,246
Service	5,563	4,792	3,093	10,355	6,126

Total cost of net revenue	16,378	14,611	10,122	30,989	20,372

Gross profit	57,047	47,792	29,583	104,839	55,748
Operating expenses:
Research and development	12,709	11,615	9,538	24,324	18,718
Sales and marketing	31,358	28,614	15,444	59,972	29,863
General and administrative	6,792	5,682	8,538	12,474	14,712
Amortization of intangible assets	113	112	206	225	394
Restructuring reversal	—	—	(19)	—	(19)

Total operating expenses	50,972	46,023	33,707	96,995	63,668

Operating income/(loss)	6,075	1,769	(4,124)	7,844	(7,920)
Interest income	1,516	1,247	1,092	2,763	1,989
Other expense	(146)	(43)	(148)	(189)	(268)

Income/(loss) before income taxes	7,445	2,973	(3,180)	10,418	(6,199)
Provision for income taxes	492	331	164	823	282

Net income/(loss)	$6,953	$2,642	$(3,344)	$9,595	$(6,481)

Basic net income/(loss) per common share	$0.20	$0.09	$(0.12)	$0.30	$(0.22)

Diluted net income/(loss) per common share	$0.17	$0.07	$(0.12)	$0.24	$(0.22)

Shares used in computing basic net income/(loss) per common share	34,625	30,424	29,048	32,524	28,864

Shares used in computing diluted net income/(loss) per common share	40,835	38,820	29,048	39,951	28,864

BLUE COAT SYSTEMS, INC.

Table 2

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding Amortization of Intangible Assets, Stock-Based Compensation,

Expenses Associated with the Stock Option Investigation and Related Restatement,

Restructuring and Legal Settlement Expenses

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended October 31,
	October 31, 2007	July 31, 2007	October 31, 2006
				2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue:
Product	$56,709	$48,076	$30,307	$104,785	$57,567
Service	16,716	14,327	9,398	31,043	18,553

Total net revenue	73,425	62,403	39,705	135,828	76,120
Cost of net revenue:
Product	10,289	9,211	6,595	19,500	13,382
Service	5,369	4,559	2,996	9,928	5,892

Total cost of net revenue	15,658	13,770	9,591	29,428	19,274

Gross profit	57,767	48,633	30,114	106,400	56,846
Operating expenses:
Research and development	11,437	9,927	8,663	21,364	16,904
Sales and marketing	29,927	26,980	14,575	56,907	27,971
General and administrative	4,923	4,277	2,832	9,200	6,099

Total operating expenses	46,287	41,184	26,070	87,471	50,974

Operating income	11,480	7,449	4,044	18,929	5,872
Interest income	1,516	1,247	1,092	2,763	1,989
Other expense	(146)	(43)	(148)	(189)	(268)

Income before income taxes	12,850	8,653	4,988	21,503	7,593
Provision for income taxes	492	331	164	823	282

Net income	$12,358	$8,322	$4,824	$20,680	$7,311

Basic net income per common share	$0.36	$0.27	$0.17	$0.64	$0.25

Diluted net income per common share	$0.30	$0.21	$0.14	$0.52	$0.22

Shares used in computing basic net income per common share	34,625	30,424	29,048	32,524	28,864

Shares used in computing diluted net income per common share	40,835	38,820	35,484	39,951	33,876

BLUE COAT SYSTEMS, INC.

Table 3

RECONCILIATION OF NON-GAAP TO GAAP NET INCOME AND EARNINGS PER SHARE

(In thousands, except per share amounts)

(Unaudited)

		Three Months Ended			Six Months Ended October 31,
		October 31, 2007	July 31, 2007	October 31, 2006
					2007	2006
Net income excluding certain charges and benefits (Non-GAAP)		$12,358	$8,322	$4,824	$20,680	$7,311
Stock-based compensation	(1)	(3,966)	(3,349)	(2,581)	(7,315)	(5,525)
Expenses related to stock option investigation and restatement	(2)	(740)	(1,883)	(5,103)	(2,623)	(7,298)
Amortization of intangible assets (Cost of net revenue)	(3)	(336)	(336)	(297)	(672)	(594)
Amortization of intangible assets (Opex)	(3)	(113)	(112)	(206)	(225)	(394)
Legal settlement	(4)	(250)	—	—	(250)	—
Restructuring		—	—	19	—	19

Net income/(loss)		$6,953	$2,642	$(3,344)	$9,595	$(6,481)

Diluted net income per common share excluding certain charges and benefits (Non-GAAP)		$0.30	$0.21	$0.14	$0.52	$0.22
Stock-based compensation		(0.09)	(0.08)	(0.07)	(0.17)	(0.16)
Expenses related to stock option investigation and restatement		(0.02)	(0.05)	(0.14)	(0.07)	(0.22)
Amortization of intangible assets (Cost of net revenue)		(0.01)	(0.01)	(0.01)	(0.02)	(0.02)
Amortization of intangible assets (Opex)		—	—	(0.01)	(0.01)	(0.01)
Legal settlement		(0.01)	—	—	(0.01)	—
Restructuring		—	—	—	—	—
Anti-dilution adjustment for GAAP-based net loss		—	—	(0.03)	—	(0.03)

Diluted net income (loss) per share		$0.17	$0.07	$(0.12)	$0.24	$(0.22)

Shares used in computing diluted net income (loss) per common share	(5)	40,835	38,820	35,484	39,951	33,876

(1) Includes stock-based compensation as follows:
Cost of product		$(176)	$(161)	$(137)	$(337)	$(270)
Cost of service		(187)	(152)	(97)	(339)	(234)
Research and development		(1,175)	(1,102)	(875)	(2,277)	(1,814)
Sales and marketing		(1,384)	(1,114)	(869)	(2,498)	(1,892)
General and administrative		(1,044)	(820)	(603)	(1,864)	(1,315)

Total stock-based compensation		$(3,966)	$(3,349)	$(2,581)	$(7,315)	$(5,525)

(2)	In fiscal Q2 2008, we recognized approximately $740,000 related to professional services associated with the Company's stock option investigation and related restatement and payments to former employees and tax authorities related to the taxes, penalties and interest associated with the repricing of certain stock options.

(3)	Amortization of intangible assets associated with the acquisitions of certain NetCache assets, Permeo Technologies, Inc., Cerberian, Inc., and Ositis Software, Inc., in September 2006, March 2006, November 2004 and November 2003, respectively.

(4)	In fiscal Q2 2008, we incurred approximately $250,000 in legal settlement expenses.

(5)	For the second quarter of fiscal 2007, shares used in computing diluted net income per common share on a non-GAAP basis differ from shares used in computing net loss per common share on a GAAP basis since the inclusion of certain instruments on a GAAP basis would have been anti-dilutive.

BLUE COAT SYSTEMS, INC.

Table 4

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 31, 2007	April 30, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$104,346	$50,013
Short-term investments	43,033	43,874
Restricted cash equivalents	4,197	4,120
Accounts receivable, net	40,253	32,079
Inventories	230	489
Prepaid expenses and other current assets	6,380	7,536

Total current assets	198,439	138,111
Property and equipment, net	10,558	9,309
Restricted cash	861	861
Goodwill	92,243	92,243
Identifiable intangible assets, net	5,830	6,650
Other assets	1,387	1,500

Total assets	$309,318	$248,674

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,231	$12,051
Accrued payroll and related benefits	18,250	11,710
Deferred revenue	51,809	41,910
Accrued restructuring	—	238
Other accrued liabilities	6,297	5,808

Total current liabilities	86,587	71,717
Deferred revenue, less current portion	17,614	13,858
Deferred rent, less current portion	1,301	1,585
Deferred income taxes	727	483
Other non-current liabilities	575	563
Commitments and contingencies
Series A redeemable convertible preferred stock	—	41,879
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	1,102,734	1,028,409
Treasury stock	(903)	(903)
Accumulated deficit	(899,335)	(908,930)
Accumulated other comprehensive income	16	11

Total stockholders’ equity	202,514	118,589

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$309,318	$248,674